                   STOCK PURCHASE AGREEMENT
                   ------------------------


THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made this
20th day of September, 2001 by and among J. Stephen Barley, (the "Seller"), Sarah Dankert, Michael Schliman and Zaida Torres (each, a "Purchaser" and collectively the "Purchasers"), Copper Valley Minerals, Ltd., a Nevada corporation ("CVM")

                    W I T N E S S E T H :

WHEREAS, the Seller owns directly one million, two hundred thousand (1,200,000) shares of common stock of CVM;

WHEREAS, the Purchasers desire to purchase an aggregate of one million, two hundred thousand (1,200,000) shares of common stock of CVM (the "Shares"), from the Seller on the terms and conditions set forth in this Agreement and the attached Exhibit A; and

WHEREAS, the Seller desires to sell the Shares to the Purchasers on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller and the Purchasers hereby agree as follows:

1. Incorporation by Reference. The above recitals are herein incorporated by reference.

2. Purchase and Sale. The Purchasers shall purchase from the Seller, and the Seller shall sell to the Purchasers, the Shares on the terms and conditions of this Agreement.

3. Consideration/Purchase Price. In consideration of the transfer by the Seller of the Shares to the Purchasers, the Purchasers shall transfer to Seller the sum of US $_329,675 (the "Purchase Price"), representing payment for the Shares which shall be transferred by wire transfer on the date hereof. Further to the above, and concurrent with the payment of the Purchase Price by the Purchasers to the Seller, Purchasers shall cause the sum of US $ 42,275 to be paid by wire transfer to Formusoft, Inc. to retire outstanding loans and interest owing to Formusoft, Inc. by CVM. Delivery of the sums set out herein will not be effective until such time as counsel for Seller has confirmed receipt of the wire transfer of the Purchase Price and the amounts owing to Formusoft, Inc.

4. Obligations of Seller. Upon the date hereof, Seller shall deliver the following to the Purchasers or its designee (a) the Shares (duly endorsed for transfer with signatures guaranteed);
(b) a receipt for the Purchase Price delivered to Seller by the Purchasers, which incorporates the terms of Section 3 hereof; and a release from Formusoft, Inc. in regard to the amounts being paid to Formusoft as set out in Section 3 hereof.

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5.   Obligations of the Purchasers.  Upon the date hereof, the
Purchasers shall deliver to the Seller the Purchase Price pursuant to the terms of Section 3 of this Agreement.

6. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of counsel for Purchasers, The Otto Law Group, 900 Fourth Avenue, Suite 3140, Seattle, Washington, 98164, or at such other place mutually agreed upon between Purchasers and Seller, to be effective as of the date hereof.

7.   Representations and Warranties of the Seller and CVM.
     -----------------------------------------------------

7.1  Authority of Seller, Consents; Execution of Agreement.
Seller has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by it hereunder. This Agreement constitutes a valid and legally binding obligation of Seller, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

7.2 Affiliate Status. The Seller owns, directly or indirectly, one million, two hundred thousand (1,200,000) shares of CVM's Common Stock and has been during the past ninety (90) days, an officer, director, principal shareholder and affiliate of the Company as that term is defined in of Rule 144 (a)(1) of the Securities Act of 1933 (the "Securities Act").

7.3 Ownership of Shares. The Shares are free and clear of all liens, pledges, hypothecation, option, contract and other encumbrance, except for such restrictions as may appear on the face of the certificate, or as provided in this Agreement and pursuant to applicable law.

7.4  The Shares were acquired from CVM by the Seller on April 1, 1999.

7.5  Restricted Securities.  The Shares were acquired by the
Seller from CVM on April 1, 1999 for a purchase price of $0.005 per share in a transaction that was exempt from registration under the Securities Act of 1933 and the Shares are "restricted securities" as defined in Rule 144(a)(3) of the Securities Act of 1933.

7.6 Subsidiaries. Other than the Shares, Seller does not own, directly or indirectly, any capital stock or other equity securities of any corporation, or have any direct or indirect equity or ownership interest in any business or other person, which owns any of CVM's outstanding equity. CVM has no subsidiaries.

7.7	Capitalization.  The authorized capital stock of CVM consists of
100,000,000 shares of CVM common stock, with a par value of $0.001 per share. As of the date of this Agreement, 2.033,000 shares of CVM common stock are issued and outstanding. and (ii) no shares of CVM Common
Stock are reserved for issuance. CVM has no outstanding options and has no stock option plan. All the outstanding shares of CVM's capital stock are duly authorized, validly issued, fully paid and nonassessable. There is no voting debt of CVM issued and outstanding. Except as set forth above, (x) there are no shares of capital stock of CVM authorized, issued or

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outstanding; (y) there
are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements, understandings or commitments of any character, relating to the issued or unissued capital stock of CVM , obligating CVM to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or voting debt of, or other equity interest in, CVM or securities convertible into or exchangeable for such shares, equity interests or voting debt, or obligating CVM to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment; and (z) there are no outstanding contractual obligations of CVM to repurchase, redeem or otherwise acquire any shares of CVM common stock, or the capital stock of CVM, or affiliates of CVM or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any other entity or person. There are no voting trusts or other agreements or understandings to which CVM is a party with respect to the voting of the Shares.

7.8  Authorization, Validity of Agreement, Necessary Action.
CVM has, or will have at Closing, all necessary corporate power and authority to execute and deliver this Agreement and to perform the obligations under this Agreement. The execution and delivery of, and performance by Seller and CVM of this Agreement, have been duly authorized by the board of directors of CVM, and no other corporate action on the part of CVM is necessary to authorize the execution and delivery by Seller and CVM of this Agreement. This Agreement has been duly executed and delivered by Seller, and, assuming due and valid authorization, execution and delivery by Seller and CVM, is a valid and binding obligation of Seller and CVM, enforceable against each of them in accordance with its terms except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

7.9	Consents and Approvals, No Violations.
Except for the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements with respect to the Securities Act, the Securities and Exchange Act of 1934 (the Exchange Act"), the HSR Act, foreign antitrust laws, state securities or blue sky laws, the Nasdaq National Market and the Over-the-Counter Bulletin Board, none of the execution or delivery or performance by either Seller or CVM of its obligations under this Agreement, will (a) conflict with or result in any breach of any provision of the articles of incorporation or by-laws of CVM; (b) require any filing with, or permit, authorization, consent or approval of, any governmental entity; (c) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the material terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which either Seller or CVM, is a party or by which any of them or any of their respective properties or assets may be bound; or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to either Seller or CVM,, or any of their properties or assets.

7.10	Brokers or Finders
(a). Neither Seller nor CVM, or their respective affiliates, has entered into any agreement or arrangement entitling any agent, broker, investment banker, financial

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advisor or other firm or person to any brokers' or finders' fee or any other commission or similar fee in connection with the purchase and sale of the Shares.

7.11  Reports and Financial Statements.
      ---------------------------------

(a) CVM has filed all required CVM SEC Documents, as hereinafter defined, with the SEC. As of their respective dates or, if amended, as of the date of the last such amendment filed prior to the date of this Agreement, the CVM SEC Documents, including any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be.

Each of CVM's financial statements accompanying all CVM SEC
Documents have been prepared from, and are in accordance with, the books and records of CVM and its subsidiaries.
The CVM financial statements complied, as of their respective dates, with applicable accounting requirements and rules and regulations of the SEC. The CVM financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as may be indicated in the notes thereto and subject, in the case of interim condensed consolidated financial statements, to normal, recurring and immaterial year-end adjustments and the absence of certain notes) and fairly present, (i) the consolidated financial position of CVM as of the dates thereof and (ii) the consolidated results of operations, changes in shareholders' equity and cash flows of CVM for the periods presented therein. The "SEC Documents" shall include each form, report, schedule, statement or other document required to be filed by CVM through the date of this Agreement under the Exchange Act or the Securities Act, including any amendment to such document, whether or not such amendment is required to be so filed.

7.12	Books and Records.
The books of account, minute books, stock record books and other records of CVM and its subsidiaries are complete and correct in all material respects and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Exchange Act, including an adequate system of internal controls. The minute books of CVM contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders, CVM's board of directors and committees thereof, and no meeting of any of such shareholders, CVM's board of directors or such committees has been held for which minutes have not been prepared and are not contained in such minute books.

7.13	No Undisclosed Liabilities.
Except (a) as disclosed in the CVM financial statements, and (b) for liabilities and obligations incurred in the ordinary course of business and consistent with past practices since the filing of the 10-Q, as hereinafter defined, CVM has no liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that, individually or in the

                             - 4 -

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aggregate, have, or could reasonably be expected to have, a CVM material adverse effect on the business and operations of CVM.

7.14	Absence of Certain Changes.
      ---------------------------

(a) Since the filing of CVM's most recent 10-QSB for the quarterly period ending July 31, 2001, (the "10-Q"), except as disclosed in the CVM SEC Documents filed prior to the date hereof, (a) there has not been any material adverse change, nor is any such change reasonably expected, in the assets, business, properties, prospectus, operations or condition (financial or otherwise) of each of CVM , (b)
CVM has not participated in any transaction material to the assets, business, properties, prospects, operations or condition (financial or otherwise) of CVM, or otherwise acted outside the ordinary course of business, including, without limitation, declaring or paying any dividend or declaring or making any distribution to its stockholders except out of the earnings of CVM, (c) each of CVM has not increased the compensation of any of its officers or the rate of pay of any of its employees, except as part of regular compensation increases in the ordinary course of business, (d)CVM has not created or assumed any lien on a material asset of CVM ; (e) CVM has not entered into any contractual obligation, other than in the ordinary course of business and (f) there has not occurred a material change in the accounting principles or practices of CVM except as required by reason of change in GAAP.
 (b) The 10-Q sets forth the amount of all material indebtedness of CVM as of the thereof, the liens that relate to such indebtedness and that encumber the assets of CVM and the name of each lender thereof.

7.15	Litigation.
There is no action, suit, inquiry, proceeding or
investigation by or before any governmental entity pending or, to the best knowledge of Seller or CVM, threatened, against or involving Seller or CVM or which may question or challenge the validity of this Agreement or any action taken or to be taken by Seller or CVM pursuant to this Agreement. There is no, and neither CVM nor Seller knows or has any reason to know of, any valid basis for any such action, proceeding or investigation. Neither Seller, or CVM is in default under or in violation of, nor to Seller's or CVM's knowledge is there any valid basis for any claim of default under or violation of, any contract or commitment or restriction to which Seller or CVM is a party or by which any of them or any of their assets is bound. Neither Seller or CVM is subject to any judgment, order or decree which may have an adverse effect on its business practices or on its ability to acquire any
property or conduct its business in any area.   There are no
controversies pending or, to the knowledge of Seller or CVM , threatened, which controversies have resulted, or could reasonably be expected to result, in an action, suit, proceeding, claim, arbitration or investigation before any agency, court or tribunal, foreign or domestic which if determined adversely to Seller or CVM could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business of CVM. The foregoing includes, without limitation, claims pending or threatened or any basis therefor known by Seller, or CVM involving the prior employment of any of CVM's employees, their use in connection with CVM's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

                             - 5 -

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7.16	Taxes.
(a) CVM , and any consolidated, combined, unitary or aggregate group for tax purposes of which CVM is or has been a member, have (i) properly completed and timely filed all tax returns required to be filed by them and all such tax returns are true, correct and complete in all respects, and (ii) duly paid in full or made adequate accruals in accordance with GAAP in CVM's financial statements for the payment of all taxes that are due and payable for all periods ending on or before the date of this Agreement.
CVM and each of its subsidiaries has no liability for unpaid taxes accruing after the date of the 10-Q except for taxes unpaid but incurred in the ordinary course of business consistent with past practice. In addition, CVM and each of its subsidiaries will not incur or accrue any liabilities for taxes (including any taxes in connection with any distributions of assets) except in the ordinary course of business. CVM has a tax return due for the fiscal year ended April 30, 2001.

There is (i) no claim for taxes that is a lien against the property or assets of Seller, CVM or is being asserted against Seller, CVM other than liens for taxes not yet due and payable, (ii) no audit, administrative proceeding or court proceeding with respect to any taxes or tax returns of Seller, CVM is being conducted or is pending and no governmental entity responsible for the imposition of any tax (a "Tax Authority") has asserted against Seller, CVM any deficiency or claim for taxes; (iii) no extension of the statute of limitations on the assessment of any taxes granted by Seller, CVM and currently in effect, and (iv) no agreement, contract or arrangement to which Seller, CVM is a party that may result in the payment of any amount that would not be deductible by reason of Sections 162(m), 280G or 404 of the Code.

Seller, and CVM , represent that no claim or notice has ever been submitted by a Tax Authority in a jurisdiction where Seller or CVM has not filed tax returns that any of them is or may be subject to taxation by that jurisdiction.
There has been no change in ownership of CVM that has caused the utilization of any losses of CVM to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on CVM's financial statements are properly computed and reflected.

(b) CVM has not been and will not be required to include any material adjustment in taxable income for any tax period
(or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign tax laws as a result of transactions, events or accounting methods employed.

(c)

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(d)  CVM  is not a party to any tax sharing or tax allocation agreement nor does CVM have any liability or potential liability to another party under any such agreement, and has not incurred any liability for taxes of any person under Treas. Reg. Section 1.1502.6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

(e) CVM has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

(f) No power of attorney has been granted by CVM with respect to any matters relating to taxes that is currently in effect.

(g) CVM has not settled any claim, audit or administrative or court proceeding with respect to taxes.

(h) CVM has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign law to prevent the imposition of penalties with respect to any tax reporting position taken on any tax return.

(i) CVM has not been a member of a consolidated, combined or unitary group of which CVM was not the ultimate parent corporation.

CVM has in its possession receipts for any taxes paid to foreign tax authorities. CVM has not been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code or a "blank check company".

7.17	Information Supplied.
None of the information supplied or to be supplied by Seller or CVM specifically for inclusion or incorporation by reference in any SEC filing or related disclosure document will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All CVM documentation and information filed with the SEC has complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.

8.   Representations and Warranties of the Purchasers.
     -------------------------------------------------

8.1 Authority of the Purchasers; Execution of Agreement. The Purchasers has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and
obligations to be performed by them hereunder.   This Agreement has
been duly executed and delivered by the Purchasers and constitutes a valid and legally binding obligation of the Purchasers, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

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8.2   Investment.  The Purchasers warrant and acknowledges
that:

8.2.1 it is not, and has not been during the past ninety (90) days, an officer, director, principal shareholder or affiliate
(as that term is defined in paragraph (a)(1) of Rule 144) of CVM ;

8.2.2 it is acquiring the Shares for its own account with an investment intent;

8.2.3 it is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Shares; and

8.2.4 it is aware that certain of the Shares may not be sold unless such securities are registered pursuant to the Act or qualify for an exemption from such registration.

9. Survival of Representations and Warranties of Seller and CVM. Notwithstanding any right of the Purchasers to fully investigate the affairs of CVM, the Purchasers shall have the right to rely fully upon the representations, warranties, covenants and agreements of either the Seller or CVM contained in this Agreement or in any document delivered by the Seller or CVM or any of their representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof for twelve (12) months following the Closing.

10. Obligation of Seller to Indemnify. Subject to the limitations on the survival of representations and warranties contained in
Section 9, Seller hereby agree to indemnify, defend and hold harmless the Purchasers from and against any losses, liabilities, damages, deficiencies, costs or expenses (including interest, penalties and reasonably attorney's fees and disbursements) (a "Loss") based upon, arising out of or otherwise due to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of either Seller or CVM contained in this Agreement or in any document or other writing delivered pursuant to this Agreement.

11. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if physically delivered; delivered by overnight delivery, confirmed telecopy, telegram or courier; or three days after having been deposited in the United States Mail, as certified mail with return receipt requested and with postage prepaid, addressed to the recipient at the address listed at the top of the first page of this Agreement. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address will be effective only upon receipt.


13.   Miscellaneous.
      --------------

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13.1	Entire Agreement.  This Agreement constitutes the entire
agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

13.2	Amendment.  This Agreement may not be amended,
supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

13.3	Choice of Law.  This Agreement will be interpreted,
construed and enforced in accordance with the laws of the State of Washington.

13.4	Enforcement.  Should it become necessary for any party to
institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Venue for any such action, in addition to any other venue permitted by statute, will be King County, Washington.

13.5	Binding Nature.  This Agreement will be binding upon and
will inure to the benefit of any successor or successors of the parties to this Agreement.

13.6	Counterparts.  This Agreement may be executed in one or
more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

13.7	Construction.  This Agreement shall be construed within
the fair meaning of each of its terms and not against the party drafting the document.

13.8	Legal Advice.  The parties, as evidenced by their
signatures below, acknowledge that this Agreement has been presented to their attorneys and that their attorneys have had the opportunity to review and explain to them the terms and provisions of the Agreement, and that they fully understand those terms and provisions.

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IN WITNESS WHEREOF, the parties have respectively caused this
Agreement to be executed on the date first above written.


                              SELLER:



                              By: /S/ J. Stephen Barley
                                  ---------------------------------
                                  Print Name:   J. Stephen Barley



                              PURCHASERS:




                              By:
                                  ---------------------------------
                              Print Name:   Sarah Dankert
                              Title:
                                     ------------------------------





                              By: /S/ Michael Schliman
                                  ---------------------------------
                              Print Name:   Michael Schliman
                              Title:
                                     ------------------------------




                              By: /S/ Zaida Torres
                                  ---------------------------------
                              Print Name:   Zaida Torres
                              Title:
                                     ------------------------------


                              COPPER VALLEY MINERALS, LTD.



                              By: /S/ J. Stephen Barley
                                  ---------------------------------
                              Print Name:   J. Stephen Barley
                              Title:        President
                                     ------------------------------

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                           EXHIBIT A


The following sets forth the names of the Purchasers, the number of shares purchased and the respective purchase price:


Purchaser                        Number of Shares           Purchase Price

Sarah Dankert                        400,000                   $109,891
Michael Schliman                     400,000                   $109,892
Zaida Torres                         400,000                   $109,892
                                   ---------                  ---------
                Total:             1,200,000                   $329,675





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